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                                                                   EXHIBIT 23.01

                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of The Hartford Financial Services Group, Inc. (the "Company") on Form S-3 of our report dated February 19, 2003 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the Company's changes in its method of accounting for [a] goodwill and indefinite-lived intangible assets in 2002, [b] accounting for derivative instruments and hedging activities in 2001, and [c] the recognition of interest income and impairment on purchased retained beneficial interests in securitized financial assets in 2001), appearing in the Annual Report on Form 10-K of the Company for the year ended December 31, 2002 and to the reference to us under the heading "Experts" in the Prospectus, which is incorporated by reference in this Registration Statement.


DELOITTE & TOUCHE LLP
Hartford, Connecticut
May 19, 2003